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                                                                     EXHIBIT 4.3

                   [Pacific International Enterprises, Inc.]



February 26, 1997



Mr. Anthony Broughton
PACIFIC INTERNATIONAL ENTERPRISES, INC.
4431 Corporate Center Drive, Suite 131
Los Alamitos, CA  90702

     RE: SHARES OF COMMON STOCK

Dear Mr. Broughton:

     In exchange for past wages in the amount of $21,000, Pacific International Enterprises, Inc. ("PIE") will issue to you 56,757 shares of Common Stock at $0.37 per share. PIE will register such shares under the Securities Act of 1933, at its earliest convenience.

     Please sign below acknowledging your acceptance of this offer.

                         Very truly yours,

                         PACIFIC INTERNATIONAL ENTERPRISES, INC.

                         /s/ Binks A. Graval

                         Binks A. Graval
                         President



Accepted and Agreed:


/s/ Anthony Broughton
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Anthony Broughton, Chief Financial Officer